Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

March 20, 2017

DryShips Inc.
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece

Re:	DryShips Inc.
Ladies and Gentlemen:
We have acted as counsel to DryShips Inc. (the "Company") in connection with the Company's registration statement on Form F-3 (File No. 333-        ) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company in one or more public offerings (collectively, the "Offering") of an indeterminate number of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), including related preferred share purchase rights (the "Preferred Share Purchase Rights"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Share Purchase Rights, the Preferred Shares, the Debt Securities, the Guarantees, the Warrants, the Purchase Contracts and the Rights, the "Securities") in an aggregate amount not to exceed $2,000,000,000.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); (iii) the Amended and Restated Stockholders Rights Agreement dated as of April 21, 2010, as amended (the "Rights Agreement"); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus and any related supplement thereto to be executed in connection with the Offering will have been duly authorized, executed and delivered by each of the parties thereto other than the Company; (ii) the terms of the Offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and any related supplement thereto and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Common Shares so issued; and (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Preferred Shares so issued; (v) that the board members of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement; (vi) that the board of the Company will have taken all actions necessary to authorize the issuance and sale of the Securities; and (vii) that the specific terms of the Securities to be established subsequent to the date hereof will have been determined in accordance with all board resolutions or other authorization requirements, will comply with all applicable laws, and will not conflict with any instrument or agreement binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:
1.	When the Securities offered in the Primary Offering are issued, sold and paid for as contemplated in the Prospectus and any related supplement thereto, such Securities will be validly issued.
2.
The Common Shares offered in the Primary Offering, the Preferred Shares and the Common Shares and Preferred Shares that form part of the Units, when issued, sold and paid for as contemplated in the Prospectus and any related supplement thereto, will be fully paid and non-assessable.

3.
The Preferred Share Purchase Rights constitute binding obligations of the Company in accordance with the terms of the Rights Agreement; subject, however, to the determination a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take other action with respect to, the Preferred Share Purchase Rights at some future time based on the facts and circumstances existing at that time.

4.
The Debt Securities and the Debt Securities that form part of the Units, when  issued as contemplated in the Prospectus and any related supplement thereto and pursuant to an indenture substantially in the form examined by us, the Warrants, Purchase Contracts and Rights and the Warrants, Purchase Contracts and Rights that form part of the Units, upon due execution and delivery as contemplated in the Prospectus and any related supplement thereto, will be valid and legally binding obligations of the Company.

The foregoing opinions are subject in each case to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors' rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.
This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
Very truly yours, /s/ SEWARD & KISSEL LLP